EXHIBIT 4.2

                                         GIANT INDUSTRIES, INC.
                                                   (LETTERHEAD)

                         LETTER AMENDMENT NO. 1

                            December 31, 1994

The Prudential Insurance Company
of America
Pruco Life Insurance Company
100 Mulberry Street
Newark, NJ 07102

Ladies and Gentlemen:

     We refer to the Amended and Restated Note Agreement between Giant Industries Arizona, Inc., an Arizona corporation (the "COMPANY"), Giant Industries, Inc., a Delaware corporation (the "GUARANTOR"), The Prudential Insurance Company of America ("PRUDENTIAL") and Pruco Life Insurance Company ("PRUCO"), dated as of September 30, 1993 (the "AGREEMENT"), pursuant to which the Company issued and sold, and Prudential and Pruco purchased, the Company's 10.91% Notes due March 31, 1999. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

     The Company owns municipal securities totaling approximately $5,000,000 that mature in excess of one year from December 30, 1994. The purchase resulted from a confusion as to the covenants in our $100,000,000 Subordinated Note as opposed to the covenants in the Agreement. The Company feels that it is in its best interest to hold the securities until market conditions warrant sale or until maturity. In addition, the Guarantor purchased $2,000,000 of Orange County, 1994-1995 Pooled Tax and Revenue Anticipation Notes ("TRANS"). At the date of purchase, the securities were rated MIG I and otherwise met all of the requirements of paragraph 5C(3)(vi). Orange County recently filed for bankruptcy protection and, effective December 6, 1994, Moody's and Standard and Poor's suspended ratings pending "clarification of the County's intention and ability to pay debt service under bankruptcy." While the agencies have issued revised ratings on several issues of the County's indebtedness, the rating on TRANS remains suspended. The Company feels that it is in its best interest to continue to hold this security until the bankruptcy proceedings

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The Prudential Insurance Company
of America
Pruco Life Insurance Company
Page 2

are more clearly defined and we are able to determine our best course of action. The Company has requested that you amend paragraph 5C(3) of the Agreement to permit the Company to hold the above described securities until such time as they are sold or mature.

     Pursuant to the request of the Company, and to amend the terms of the Agreement, the undersigned hereby agrees with you as follows:

     PARAGRAPH 5C(3). LOANS, ADVANCES AND INVESTMENTS. Paragraph 5C(3) of the Agreement is amended by deleting the word "and" after clause (x), renumbering clause "(xi)" to become new clause (xiii) and by inserting two new clauses (xi) and (xii) to read as follows:

          "(xi) the Guarantor or any Subsidiary of the Guarantor may own investments in direct obligations of any state of the United States of America or municipality thereof, in each case maturing, called or prefunded not more than two years from December 30, 1994 and being rated AA- by S&P or Aa3 or better by Moody's and which were held by the Guarantor or any Subsidiary as of December 31, 1994 until maturity or sale,

          (xii)  the Guarantor may own up to $2,000,000 of Orange
     County, 1994-1995 Pooled Tax and Revenue Anticipation Notes
     ("TRANS") which were owned by the Guarantor as of December 31, 1994 until maturity or sale by the Guarantor, and"

     On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. The effectiveness of this letter amendment is conditioned upon the accuracy of the factual matters described above.

     This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts

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The Prudential Insurance Company
of America
Pruco Life Insurance Company
Page 3

shall be an original and all of which taken together shall constitute one and the same letter amendment.

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this letter amendment to Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, AZ 85255, Attention: Gary L. Nielsen, Vice President & Treasurer. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by us and you.


                         Very truly yours,

                         GIANT INDUSTRIES ARIZONA, INC.

                         By: /s/  Gary L. Nielsen
                               -----------------------------------
                             Title: Vice President


                         GIANT INDUSTRIES, INC., as
                         Guarantor

                         By: /s/  Gary L. Nielsen
                               -----------------------------------
                             Title: Vice President

Agreed and accepted as of
the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Tom Donahue
   -------------------------------
   Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Tom Donahue
   -------------------------------
   Vice President

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                                  CONSENT

     Each of the undersigned is a Guarantor under a Guaranty dated as of November 11, 1993 (each being a "GUARANTY") in favor of The Prudential Insurance Company of America and Pruco Life Insurance Company who are parties to the Agreement referred to in the foregoing letter amendment. Each of the undersigned hereby consents to said letter amendment and hereby confirms and agrees that its Guaranty is and shall continue to be in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said letter amendment, all references in the Guaranty to the Agreement, "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by said letter amendment.

                              GIANT FOUR CORNERS, INC.


                              By: /s/  Gary L. Nielsen
                                 ------------------------------
                                 Title: Vice President


                              CINIZA PRODUCTION COMPANY


                              By: /s/  Gary L. Nielsen
                                 ------------------------------
                                 Title: Vice President

                              GIANT EXPLORATION & PRODUCTION
                              COMPANY


                              By: /s/  Gary L. Nielsen
                                 ------------------------------
                                 Title: Vice President

                              GIANT STOP-N-GO OF NEW MEXICO, INC.


                              By: /s/  Gary L. Nielsen
                                 ------------------------------
                                 Title: Vice President